Exhibit 4.19

[FORM OF SENIOR SECURED CONVERTIBLE NOTE]

ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 17(d) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

Cormedix, Inc.

Senior Secured Convertible Note

Issuance Date: May [__], 2013	Original Principal Amount: U.S. $[________]

FOR VALUE RECEIVED, Cormedix, Inc., a Delaware corporation (the “Company”), hereby promises to pay to [BUYER] or its registered assigns (“Holder”) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date (each as defined below), or upon acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, on any Installment Date with respect to the Installment Amount due on such Installment Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Convertible Note (including all Senior Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Convertible Notes issued on the Closing Date (collectively, the “Notes” and such other Senior Secured Convertible Notes, the “Other Notes”) pursuant to (i) the Securities Purchase Agreement and (ii) the Company’s Registration Statement on Form S-3 (File number 333-185737) (the “Registration Statement”). Certain capitalized terms used herein are defined in Section 28.

1.                  PAYMENTS OF PRINCIPAL. On each Installment Date, the Company shall pay to the Holder an amount equal to the Installment Amount due on such Installment Date in accordance with Section 8. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges on such Principal and Interest. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

2.                  INTEREST; INTEREST RATE.

(a)                Interest on this Note shall (i) accrue daily at the Interest Rate, (ii) commence accruing on the Issuance Date and (iii) be computed on the basis of a 360-day year and twelve 30-day months.

(b)               Interest on this Note shall be payable on the first Trading Day of each calendar month beginning September 3, 2013 and ending on the Maturity Date (the first Trading Day of each calendar month and the Maturity Date are each referred to herein as an “Interest Payment Date”).

(c)                Prior to the payment of Interest on an Interest Payment Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount on each Conversion Date in accordance with Section 3(b)(i). Interest shall be payable to the record holder of this Note (x) with respect to each Interest Payment Date occurring on an Installment Date, in accordance with Section 7(a) as part of the applicable Installment Amount due on the applicable Interest Payment Date (y) thereafter, in cash or (z) upon any redemption in accordance with Section 11. Notwithstanding anything to the contrary in this Note, on and after April 1, 2014, Interest shall be paid in cash only. The Holder may, upon prior written notice to the Company given at least two (2) Business Days prior to an Interest Payment Date, require that any scheduled Interest payment be added to the Principal of such Holder’s Note. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to fifteen percent (15.0%) (the “Default Rate”). In the event that such Event of Default is subsequently cured, the automatic increase to the Interest Rate referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.                  CONVERSION OF NOTES. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (as defined below), on the terms and conditions set forth in this Section 3.

(a)             Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

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(b)        Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) the sum of (i) such Conversion Amount plus (ii) the applicable Make-Whole Amount by (y) the Conversion Price (the “Conversion Rate”).

(i)                “Conversion Amount” means the sum of (x) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, plus (y), if elected in writing by the Holder in compliance with Section 2(c) hereof, all accrued and unpaid Interest with respect to such portion of the Principal amount.

(ii)               “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $1.10, subject to adjustment as provided herein.

(c)                Mechanics of Conversion.

(i)                 Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) deliver (whether via facsimile, e-mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), within three (3) Trading Days following a conversion of this Note as aforesaid, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 17(b)). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date of receipt of a Conversion Notice, the Company shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after receipt of this Note and at its own expense, issue and, following authentication of such new Note, deliver to the Holder (or its designee) a new Note (in accordance with Section 17(c)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date. In the event of a partial conversion of this Note pursuant hereto, the Principal amount converted shall be deducted from the Installment Amount(s) relating to the Installment Date(s) as set forth in the applicable Conversion Notice.

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(ii)               Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, to issue to the Holder within three (3) Trading Days after the Company’s receipt of a completed Conversion Notice (whether via facsimile, e-mail or otherwise) (the “Share Delivery Deadline”), a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (as the case may be) (a “Conversion Failure”) and if on or after such Share Delivery Deadline the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock, issuable upon such conversion that the Holder so anticipated receiving from the Company, then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock multiplied by (B) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii).

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(iii)             Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes (including, without limitation, the right to receive payments of Principal and Interest hereunder) notwithstanding notice to the contrary. A Registered Note may be assigned, transferred or sold in whole or in part only by registration of such assignment or sale on the Register and in compliance with applicable securities laws. Upon its receipt of a proper request to assign, transfer or sell all or part of any Registered Note by the holder thereof, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 17, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of any Registered Note within two (2) Business Days of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). Notwithstanding anything to the contrary set forth in this Section 3, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 3(c)(i)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv)             Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(c)(i) and Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 22.

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(d)   Limitations on Conversions.

(i)                 Beneficial Ownership. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder hereof, and the Company shall not effect any conversion of this Note or otherwise issue any shares of Common Stock pursuant hereto, including Section 8 below, to the extent (but only to the extent) that after giving effect to such conversion or other share issuance hereunder the Holder (together with its affiliates and joint actors) would beneficially own in excess of [4.99% or 9.99%][4.99% or 9.99% TO BE ELECTED BY APPLICABLE BUYER] (the “Maximum Percentage”) of the Common Stock. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be made on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder, except as set forth in the preceding sentence. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Note or securities issued pursuant to the Securities Purchase Agreement. By written notice to the Company, any Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder sending such notice and not to any other holder of Notes.

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(ii)               Principal Market Regulation. The Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise (as the case may be) of the Notes and the Warrants or otherwise pursuant to the terms of this Note without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to the aggregate of offerings under NYSE MKT Listing Rule 713), the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, no Buyer shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Notes or any of the Warrants or otherwise pursuant to the terms of this Note, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap multiplied by (ii) the quotient of (1) the aggregate original principal amount of Notes issued to such Buyer pursuant to the Securities Purchase Agreement on the Closing Date divided by (2) the aggregate original principal amount of all Notes issued to the Buyers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer, in accordance with this Agreement, any of such Buyer’s Notes, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation with respect to such portion of such Notes so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Notes (including Interest Shares) and Warrants, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such holder’s Notes (including Interest Shares) and exercise in full of such Warrants shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes and Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the Notes and Warrants then held by each such holder. In the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 3(d)(ii) (the “Exchange Cap Shares”), the Company shall pay cash (each, an “Exchange Cap Share Cancellation Amount”) in exchange for the cancellation of such shares of Common Stock at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 3(d)(ii) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith.

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4.                  RIGHTS UPON EVENT OF DEFAULT.

(a)                Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)                 the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(ii)               the Company’s (A) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or exercise date (as the case may be) or (B) notice, written or oral, to any holder of the Notes or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Notes into shares of Common Stock that is requested in accordance with the provisions of the Notes, other than pursuant to Section 3(d), or a request for exercise of any Warrants for shares of Common Stock in accordance with the provisions of the Warrants;

(iii)             the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby, except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(iv)             the Company fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the Holder upon conversion or exercise (as the case may be) of any Securities acquired by the Holder under the Securities Purchase Agreement (including this Note) as and when required by such Securities or the Securities Purchase Agreement, and any such failure remains uncured for at least five (5) days;

(v)               at any time following the tenth (10th) consecutive day that the Holder’s Authorized Share Allocation (as defined herein) is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

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(vi)             the occurrence of any default under, redemption of or acceleration prior to maturity of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries, in the aggregate, in excess of $100,000;

(vii)           bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(viii)         the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person against the Company or any Subsidiary or any of their respective assets to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(ix)             the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and, the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

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(x)               a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair value (as determined in accordance with Section 2(b)(iv) of the Warrants) in excess of $100,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within forty-five (45) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within forty-five (45) days after the expiration of such stay; provided, however, any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $100,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within a reasonable period of time following the issuance of such Judgment;

(xi)             the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $100,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $100,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(xii)           other than as specifically set forth in another clause of this Section 4(a), the Company or any Subsidiary breaches any representation, warranty, covenant or other term or condition of any Transaction Document (as defined in the Securities Purchase Agreement), and only in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of thirty (30) consecutive calendar days;

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(xiii)         any breach or failure in any respect by the Company or any Subsidiary to comply with any provisions of Section 10 or 13 of this Note;

(xiv)         any provision of any Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party;

(xv)           any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;

(xvi)         the Security Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement) in favor of each of the Secured Parties (as defined in the Security Agreement); or

(xvii)       any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b)               Redemption Right. Upon the occurrence of an Event of Default with respect to this Note, the Company shall promptly, but in any event within one (1) Business Day, deliver written notice thereof via facsimile or e-mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder. Upon the occurrence of an Event of Default specified in subsections (viii) and (ix) in Section 4(a) above, all amounts due and owing under this Note, as calculated pursuant to this Section 4(b) shall become immediately due and owing without any action on the part of the Holder (with the “Event of Default Redemption Notice” for purposes of the calculation of the amount due and owing in the formula below being deemed to be the same as the “Event of Default Notice”). At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default as to Events of Default under any other subsections of 4(a) above other than (viii) and (ix), the Holder may require the Company to redeem (regardless of whether such Event of Default has been cured) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made under this Section 4(b) (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 11. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Event of Default Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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5.                  RIGHTS UPON FUNDAMENTAL TRANSACTION.

(a)                Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity (if different than the Company) assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts then outstanding and the interest rates of the Notes held by such holder, having similar conversion rights as the Notes and having similar ranking to the Notes. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein immediately following the applicable Fundamental Transaction. In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity (if different than the Company) shall deliver to the Holder confirmation that there shall also be issued upon conversion or redemption of this Note at any time after the consummation of such Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6 and 14, which shall continue to be receivable thereafter) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of the common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5 shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

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(b)               Redemption Right. No earlier than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time and from time to time during the period commencing on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, which upon consummation of the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control and (z) the Holder’s receipt of a Change of Control Notice, and ending on the later of twenty (20) Trading Days after (A) the public announcement on a Current Report on Form 8-K of consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the greatest of (i) the product of (x) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the Trading Day immediately prior to the Trading Day during which the Company pays the Change of Control Redemption Price (as defined below) to the holders of the Notes (the “Change of Control Measuring Period”) by (II) the Conversion Price then in effect, or (iii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 11 and shall have priority to payments to stockholders in connection with such Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the applicable Change of Control Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event of a partial redemption of this Note pursuant hereto, the Principal amount redeemed shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the Change of Control Redemption Notice. In the event of the Company’s redemption of any portion of this Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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6.                  RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a)                Purchase Rights. In addition to any adjustments pursuant to Section 7 below, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b)               Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 6(b) shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

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7.                  RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a)                Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision of Section 5, if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5, if the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7(a) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7(a) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(b)   Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and consideration per share under this Section 7(b)), the following shall be applicable:

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(1)   Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(b)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(2)   Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 7(b)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable upon conversion, exercise or exchange thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 7(b), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

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(3)   Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(b)(3), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 7(b) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(4)   Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as reasonably determined in good faith by the Holder, the “Primary Security”, and such Option, Convertible Security, and/or Adjustment Right, each a “Secondary Security”), together comprising one integrated transaction, the Primary Security issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (A) the aggregate consideration received by the Company to purchase such Primary Security and each such Option (as applicable) and/or Convertible Security (as applicable) and/or Adjustment Right (as applicable), minus (B) the product of (x) the sum of the Black Scholes Consideration Value of each such Option and/or Convertible Security (as applicable) and/or Adjustment Right (as applicable) on a per share basis multiplied by (y) the aggregate number of shares of Common Stock issued or issuable pursuant to such Option and/or Convertible Security (as applicable) and/or Adjustment Right (as applicable). If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities (for the purpose of determining the consideration paid for such Common Stock, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

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(5)   Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(c)                Holder's Right of Alternative Conversion Price Following Issuance of Certain Options or Convertible Securities. In addition to and not in limitation of the other provisions of this Section 7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, Options or Convertible Securities (other than the Notes) (any such securities, “Variable Price Securities”) after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide written notice thereof via facsimile and overnight courier to the Holder on the date of such agreement and/or the issuance of such Convertible Securities or Options, as applicable. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of this Note by designating in the Conversion Notice delivered upon any conversion of this Note that solely for purposes of such conversion the Holder is relying on the Variable Price rather than the Conversion Price then in effect. The Holder’s election to rely on a Variable Price for a particular conversion of this Note shall not obligate the Holder to rely on a Variable Price for any future conversion of this Note.

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(d)               Other Events. In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 7(d) will increase the Conversion Price as otherwise determined pursuant to this Section 7, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

(e)                Calculations. All calculations under this Section 7 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

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8.                  COMPANY INSTALLMENT CONVERSION OR REDEMPTION.

(a)                General. On each applicable Installment Date, the Company shall pay to the Holder of this Note the applicable Installment Amount due on such date by converting such Installment Amount in accordance with this Section 8 (a “Company Conversion”); provided, however, the Company may, at its option as described below, pay all or any part of such Installment Amount by redeeming such Installment Amount in cash (a “Company Redemption”) or by any combination of a Company Conversion and a Company Redemption so long as the entire amount of such Installment Amount due shall be converted and/or redeemed by the Company on the applicable Installment Date, subject to the provisions of this Section 8, provided further that the Company shall not be entitled to elect a Company Conversion with respect to any portion of such Installment Amount and shall be required to elect and to pay the entire amount of such Installment Amount in cash pursuant to a Company Redemption if on the applicable Installment Notice Due Date or on the applicable Installment Date (as the case may be) there is an Equity Conditions Failure. On or prior to the date which is the twenty-fifth (25th) Trading Day prior to each Installment Date (each, an “Installment Notice Due Date”), the Company shall deliver written notice (each, a “Company Installment Notice” and the date all of the holders receive such notice is referred to as to the “Company Installment Notice Date”), to each holder of Notes and such Company Installment Notice shall (i) either (A) confirm that the applicable Installment Amount of such holder’s Note shall be converted in whole pursuant to a Company Conversion or (B) (1) state that the Company elects to redeem, or is required to elect and redeem in accordance with the provisions of the Notes, in whole or in part, the applicable Installment Amount pursuant to a Company Redemption and (2) specify the portion of the applicable Installment Amount which the Company elects, or is required to elect and redeem, pursuant to a Company Redemption (such amount to be redeemed in cash, the “Company Redemption Amount”) and the portion of the applicable Installment Amount, if any, with respect to which the Company will, and is permitted to, effect a Company Conversion (such amount of the applicable Installment Amount so specified to be so converted pursuant to this Section 8(a) is referred to herein as the “Company Conversion Amount”), which amounts when added together, must equal the entire applicable Installment Amount and (ii) if the applicable Installment Amount is to be paid, in whole or in part, pursuant to a Company Conversion, certify that there is not an Equity Conditions Failure as of the date of the applicable Company Installment Notice. Each Company Installment Notice shall be irrevocable and may not be revoked by the Company. If the Company does not timely deliver a Company Installment Notice in accordance with this Section 8(a) with respect to a particular Installment Date, then the Company shall be deemed to have delivered an irrevocable Company Installment Notice confirming a Company Conversion of the entire Installment Amount payable on such Installment Date and shall be deemed to have certified that there is not an Equity Conditions Failure on the applicable Installment Notice Due Date and the applicable Installment Date. On the date that is two (2) Trading Days after the date of delivery or deemed delivery (as applicable) of the applicable Company Installment Notice setting forth a Company Conversion Amount, the Company shall, unless the Company has received written instructions from the Holder to not deliver any Pre-Installment Conversion Shares (as defined below) for the Installment Date to which such Company Installment Notice relates, deliver to the Holder’s account with DTC such number of shares of Common Stock (the “Pre-Installment Conversion Shares”) equal to the quotient of (x) such Company Conversion Amount divided by (y) the Pre-Installment Conversion Price, and as to which the Holder shall be the owner thereof as of such time of delivery or deemed delivery (as the case may be) of such Company Installment Notice. Except as expressly provided in this Section 8(a), the Company shall convert and/or redeem the applicable Installment Amount of this Note pursuant to this Section 8(a) and the corresponding Installment Amounts of the Other Notes pursuant to the corresponding provisions of the Other Notes in the same ratio of the applicable Installment Amount being converted and/or redeemed hereunder. The applicable Company Conversion Amount (whether set forth in the applicable Company Installment Notice or by operation of this Section 8(a)) shall be converted in accordance with Section 8 (b) and the applicable Company Redemption Amount shall be redeemed in accordance with Section 8(c).

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(b)               Mechanics of Company Conversion. Subject to Section 3(d), if the Company delivers a Company Installment Notice and elects, or is deemed to have delivered a Company Installment Notice and deemed to have elected, in whole or in part, a Company Conversion in accordance with Section 8(a), then the remainder of this Section 8(b) shall apply. The applicable Company Conversion Amount, if any, which remains outstanding as of the applicable Installment Date shall be converted as of the applicable Installment Date by converting on such Installment Date such Company Conversion Amount at the Company Conversion Price and the Company shall, on the applicable Installment Date, deliver to the Holder’s account with DTC such shares of Common Stock issued upon such conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the last sentence of this Section 8(b)), provided that there is no Equity Conditions Failure as of such Installment Date and a Company Conversion is not otherwise prohibited under any other provision of this Note (determined as of the applicable Installment Date). The number of shares of Common Stock to be delivered upon such Company Conversion shall be reduced by the number of any Pre-Installment Conversion Shares actually delivered in connection with such Installment Date. If an Event of Default occurs during any applicable Company Conversion Measuring Period, then either (i) the Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (ii) the Conversion Amount used to calculate the Event of Default Redemption Price shall be reduced by the product of (x) the Company Conversion Amount applicable to such Installment Date multiplied by (y) the Conversion Share Ratio (as defined below). If there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Note (determined as of the applicable Installment Date), then, at the option of the Holder designated in writing to the Company, the Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by the Holder of the unconverted Company Conversion Amount (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to the Holder within three (3) days of such Installment Date, by wire transfer of immediately available funds, an amount in cash equal to 110% of such Designated Redemption Amount, and/or (ii) the Company Conversion shall be null and void with respect to all or any part designated by the Holder of the unconverted Company Conversion Amount and the Holder shall be entitled to all the rights of a holder of this Note with respect to such designated part of the Company Conversion Amount; provided, however, the Conversion Price for such designated part of such unconverted Company Conversion Amount shall thereafter be adjusted to equal the lesser of (A) the Company Conversion Price as in effect on the date on which the Holder voided the Company Conversion and (B) the Company Conversion Price that would be in effect on the date on which the Holder delivers a Conversion Notice relating thereto as if such date was an Installment Date. In addition, if there is an Equity Conditions Failure as of such Installment Date or a Company Conversion is not otherwise permitted under any other provision of this Note (determined as of the applicable Installment Date), then, at the Holder’s option, either (I) the Holder shall return any Pre-Installment Conversion Shares delivered in connection with the applicable Installment Date or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) the Company Conversion Amount applicable to such Installment Date multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) day following the applicable Installment Date by payment of such amount on the applicable Installment Date, then the Holder shall have the rights set forth in Section 11(a) as if the Company failed to pay the applicable Company Installment Redemption Price (as defined below) and all other rights under this Note (including, without limitation, such failure constituting an Event of Default described in Section 4(a)(iii)). Notwithstanding anything to the contrary in this Section 8(b), but subject to Section 3(d), until the Company delivers Common Stock representing the Company Conversion Amount to the Holder, the Company Conversion Amount may be converted by the Holder into Common Stock pursuant to Section 3. In the event that the Holder elects to convert the Company Conversion Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the Company Conversion Amount so converted shall be deducted from the Installment Amount(s) relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. If, with respect to an Installment Date, the number of Pre-Installment Conversion Shares delivered to the Holder exceeds the number of Post-Installment Conversion Shares with respect to such Installment Date, then the number of shares of Common Stock equal to such excess shall constitute a credit against the number of shares of Common Stock to be issued to such Holder pursuant to Sections 3 and 8(b) hereof and shall reduce the number of shares of Common Stock required to be actually issued by the Company to the Holder under such sections on a share-for-share basis until such time as the number of shares that would have been issued by the Company to such Holder (not taking account of such credit) equals the amount of such excess.

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(c)                Mechanics of Company Redemption. If the Company elects, or is required to elect, a Company Redemption, in whole or in part, in accordance with Section 8(a), then the Company Redemption Amount, if any, which is to be paid to the Holder on the applicable Installment Date shall be redeemed by the Company on such Installment Date, and the Company shall pay to the Holder on such Installment Date in an amount of cash, by wire transfer of immediately available funds equal to the applicable Company Redemption Amount (the “Company Installment Redemption Price”). If the Company fails to redeem the applicable Company Redemption Amount on the applicable Installment Date by payment of the Company Installment Redemption Price on such date, then, at the option of the Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Note), the Holder may require the Company to convert all or any part of the Company Redemption Amount at the Company Conversion Price (determined as of the date of such designation) as if such date were an Installment Date. Conversions required by this Section 8(c) shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 8(c), but subject to Section 3(d), until the Company Installment Redemption Price (together with any Late Charges thereon) is paid in full, the Company Redemption Amount (together with any Late Charges thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. In the event the Holder elects to convert all or any portion of the Company Redemption Amount prior to the applicable Installment Date as set forth in the immediately preceding sentence, the portion of the Company Redemption Amount so converted shall be deducted from the Installment Amounts relating to the applicable Installment Date(s) as set forth in the applicable Conversion Notice. Redemptions required by this Section 8(c) shall be made in accordance with the provisions of Section 11.

(d)               Deferred Installment Amount. Notwithstanding any provision of this Section 8 to the contrary, the Holder may, at its option and in its sole discretion, deliver a written notice to the Company no later than the applicable Installment Date (the “Installment Notification Deadline Date”) electing to have the payment of all or any portion of an Installment Amount payable on such Installment Date deferred (such amount deferred, the “Deferral Amount”) until any subsequent Installment Date selected by the Holder or the Maturity Date, in its sole discretion, in which case, the Deferral Amount shall be added to, and become part of, such subsequent Installment Amount and such Deferral Amount shall continue to accrue Interest hereunder. If the Company Installment Notice is delivered to the Holder by the Company prior to the original Installment Date for any such Deferral Amount specified both a Company Redemption Amount and a Company Conversion Amount, the Holder shall be entitled to defer, all or any part, of either the Company Redemption Amount or the Company Conversion Amount or both. For the avoidance of doubt, any Deferral Amount deferred to a subsequent Installment Date (other than the Maturity Date) may be further deferred to any other subsequent Installment Date or the Maturity Date, at the Holder’s sole election (for example, if the September 1, 2013 Installment Amount is deferred to the October 1, 2013 Installment Date, the September 1, 2013 Installment Amount may be further deferred to November 1, 2013 Installment Date and so on until the final Installment Date, at which time the Holder may elect to defer such September 1, 2013 Installment Amount to the Maturity Date). If the Deferral Amount is in respect of a Company Redemption Amount, such Deferral Amount shall become payable at the deferred due date at the Company Redemption Price plus accrued and unpaid interest thereon. If the Deferral Amount is in respect of a Company Conversion Amount, such Deferral Amount plus accrued and unpaid interest thereon shall be converted into Common Stock at the lower of (i) the Company Conversion Price of the originally scheduled Installment Date or (ii) the current Company Conversion Price of the ultimate deferred Installment Date or the Maturity Date, as applicable. Any notice delivered by the Holder pursuant to this Section 8(c) shall set forth (i) the Deferral Amount and (ii) the date that such Deferral Amount shall now be payable. For clarity, if the Holder defers an Installment Amount beyond the date of the last scheduled Installment Payment, such amount shall be deferred until the Maturity Date. To the extent that the Holder defers any Installment Amount for which it may have received Pre-Installment Conversion Shares, the Holder shall return such Pre-Installment Conversion Shares to the Company promptly after delivery of the notice described in the first sentence of this Section 8(d) by the Holder.

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(e)                Conversion of Installment Amounts. Notwithstanding anything herein to the contrary, during the period commencing on an Installment Date (a “Current Installment Date”) and ending on the Trading Day immediately prior to the next Installment Date, at the option of the Holder, at one or more times, the Holder may convert other Installment Amounts, in whole or in part, at the Company Conversion Price of such Current Installment Date in accordance with the conversion procedures set forth in Section 3 hereunder, mutatis mutandis. Notwithstanding the foregoing, with respect to any Installment Date, the Holder may not elect to effect any conversion of any other Installment Amounts pursuant to this Section 8(e), in the aggregate, in excess of the sum of four (4) other Installment Amounts (or, if the Company has elected to effect a Company Conversion with respect to the entire Installment Amount of such Installment Date, three (3) other Installment Amounts) (collectively, the “Installment Adjustment Limitation”); provided, further that if any Events of Default described in Sections 4(a)(vii) through 4(a)(ix) has occurred and is continuing, the Installment Adjustment Limitation shall no longer apply to this Note and the “Company Conversion Price” thereafter for purposes of this Section 8(e) shall equal the lesser of (x) the Company Conversion Price with respect to such Current Installment Date and (y) the applicable Installment Adjustment Conversion Price.

(f)                Without limiting Section 8(e), and notwithstanding any limitation on conversion of Installment Amounts set forth in such section or anything else to the contrary contained herein, the Holder shall have the option to convert, at any time, any Deferral Amount, in whole or in part, in accordance with the conversion procedures set forth in Section 3 hereof at the lower of (i) the Conversion Price then in effect and (ii) the Company Conversion Price for the original Installment Date for such Deferral Amount, which shall be subject to adjustment pursuant to Section 6 and Section 7 in the same manner as the Conversion Price mutatis mutandis

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9.                  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation (as defined in the Securities Purchase Agreement), Bylaws (as defined in the Securities Purchase Agreement) or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Company Conversion Price with respect to the Installment Date occurring in the calendar month in which such increase occurs, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action reasonably necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

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10.              RESERVATION OF AUTHORIZED SHARES.

(a)                Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock and for so long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, such number of shares of Common Stock for each of the Notes equal to 150% of the maximum number of Conversion Shares issued and issuable pursuant to the Notes (determined without taking into account any limitations on the conversion of the Notes set forth therein and assuming that the Notes are convertible at the Company Conversion Price with respect to the Installment Date of the calendar month in which such time of determination occurs) (collectively, the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the original principal amount of the Notes held by each holder on the Closing Date or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b)               Insufficient Authorized Shares. If, notwithstanding Section 10(a), and not in limitation thereof, at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and otherwise unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash (each, an “Authorized Failure Share Cancellation Amount”) in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at an amount equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 10(b) and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in Section 10(a) or this Section 10(b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

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11.              REDEMPTIONS.

(a)                Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder in cash within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the applicable Company Installment Redemption Price to the Holder in cash on the applicable Installment Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 17(c)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount and (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 17(c)), to the Holder, and in each case the principal amount of this Note or such new Note (as the case may be) shall be increased by an amount equal to the difference between (1) the applicable Redemption Price, minus (2) the Principal portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of this Note or such new Notes (as the case may be) shall be automatically adjusted with respect to each conversion effected thereafter by the Holder to the lowest of (A) the lowest Company Conversion Price of the Installment Dates occurring during the period commencing on the date the Holder delivers the applicable Redemption Notice and ending on the date the applicable Redemption Notice is voided and (B) 75% of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

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(b)               Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes that an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) has occurred, the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice (whether or not the Company agrees that such event or occurrence has occurred and/or is continuing). Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice (whether or not the Company agrees that such event or occurrence has occurred and/or is continuing). If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s applicable Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s applicable Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

12.              VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law (including, but not limited to, the Delaware General Corporation Law), and as expressly provided in this Note.

13.              COVENANTS. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms:

(a)                Rank. All payments due under this Note (i) shall rank pari passu with all Other Notes and (ii) shall be senior to all other Indebtedness of the Company.

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(b)               Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than Permitted Indebtedness).

(c)                Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d)               Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

(e)                Restriction on Redemption and Cash Dividends. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or pay any cash dividend or distribution on any of its capital stock (other than Permitted Distributions).

(f)                Maturity of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, permit any Indebtedness of the Company or any of the Subsidiaries to accelerate prior to the Maturity Date without the prior written express consent of the Required Holders.

(g)               Payment of Indebtedness. Subject to Section 13(d) above, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or prepay any Indebtedness without the prior written express consent of the Required Holders.

(h)               Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose.

(i)                 New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to each holder of Notes, all Security Documents (as defined in the Securities Purchase Agreement) and Guaranties as requested by the Holder. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, acquire or form any New Subsidiary if such New Subsidiary would not be wholly-owned, directly or indirectly, by the Company.

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(j)                 Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(k)               Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(l)                 Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(m)             Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, without the prior written express consent of the Required Holders, lend money or credit (by way of guarantee or otherwise) or make advances to any Subsidiary, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other interest in, or make any capital contribution to, any Subsidiary.

(n)               Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that are in the ordinary course of their respective businesses and, after giving effect thereto, would not result in a Material Adverse Change and (ii) sales of product, inventory or receivables in the ordinary course of business.

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14.              PARTICIPATION. In addition to any adjustments pursuant to Section 7, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

15.              AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change or amendment to this Note.

16.              TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without restriction and without the consent of the Company.

17.              REISSUANCE OF THIS NOTE.

(a)                Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company along with a duly executed copy of the transfer instrument attached hereto as Exhibit III, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 17(c)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 17(c)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)               Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 17(c)) representing the outstanding Principal.

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(c)                Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 17(d) and in principal amounts of at least $1,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)               Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 17(a) or Section 17(c)), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note and (v) shall represent accrued and unpaid Interest and Late Charges on the Principal and Interest of this Note, from the Issuance Date.

18.              REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 7).

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19.              PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the Purchase Price (as defined in the Securities Purchase Agreement) paid for this Note was less than the original Principal amount hereof.

20.              CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

21.              FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

22.              DISPUTE RESOLUTION.

(a)    In the case of a dispute as to the determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) or the arithmetic calculation of the Conversion Rate or the applicable Redemption Price (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute (including, without limitation, as to whether any issuance or sale or deemed issuance or sale was an issuance or sale or deemed issuance or sale of Excluded Securities). If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days, submit via facsimile (a) the disputed determination of the Conversion Price, the Closing Bid Price, the Closing Sale Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price (as the case may be) to an independent accountant selected by the Holder. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

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(b)   The Company expressly acknowledges and agrees that (i) this Section 2 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Holder shall be entitled to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 22, (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (1) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 7(b), (2) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (3) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (4) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (5) whether a Dilutive Issuance occurred, (iii) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Note and any other applicable Transaction Documents, (iv) the terms of this Note and each other applicable Transaction Document shall serve as the basis for the selected accountant’s or accounting firm’s performance of the applicable arithmetic calculation, (v) the Holder (and only the Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 22 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 22 and (vii) nothing in this Section 22 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in Section 22(a)).

23.              NOTICES; CURRENCY; PAYMENTS.

(a)                Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record with respect to (A) any dividend or distribution upon the Common Stock, (B) any grants, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock generally or (C) any determination of rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided that in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

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(b)               Currency. All principal, interest and other amounts owing under this Note or any Transaction Document that, in accordance with their terms, are paid in cash, shall be paid in United States Dollars (“U.S. Dollars”). All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Note, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(c)                Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers (as defined in the Securities Purchase Agreement), shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement), provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charges being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

24.              CANCELLATION. After all Principal, accrued Interest, Late Charges and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

25.              WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

26.              GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder to realize on any collateral or any other security for such obligations or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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27.              MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

28.              CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)                “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, or director for services provided to the Company in their capacity as such.

(b)               “Bloomberg” means Bloomberg, L.P.

(c)                “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)               “Change of Control” means any Fundamental Transaction other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries.

(e)                “Change of Control Redemption Premium” means 125%.

(f)                “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transaction during such period.

(g)   “Closing Date” shall have the meaning ascribed to such term in the Securities Purchase Agreement, which date is the date the Company initially issued the Notes pursuant to the Securities Purchase Agreement.

(h)               “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(i)                 “Company Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the Market Price. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination, or other similar transaction during any such measuring period.

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(j)                 “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(k)               “Conversion Share Ratio” means, with respect to any applicable Installment Date, the quotient of (i) the number of Pre-Installment Conversion Shares delivered in connection with such Installment Date divided by (ii) the number of Post-Installment Conversion Shares applicable to such Installment Date.

(l)                 “Convertible Securities” means any stock, note, debenture or other security (other than Options) that is, or may become, at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock

(m)             “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

(n)               “Equity Conditions” means: (i) on each day during the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market be pending in writing by such Eligible Market; (ii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis pursuant to the applicable provisions hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents; (iii) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 3(d) hereof; (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (v) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vi) the Holder shall not be in possession of any material, non-public information provided to any of them by the Company, any of its affiliates or any of their respective officers, employees, directors, representatives, agents or the like; (vii) on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (viii) as of the applicable date of determination, there shall not be any Volume Failure or any Price Failure; (ix) all Company Conversions to be issued on the applicable Installment Date shall be eligible for resale by the Holder without restriction and without need for additional registration under any applicable federal or state securities laws, and the Company shall have no knowledge of any fact that would cause any shares of Common Stock not to be so eligible for resale by the Holder without restriction and without need for additional registration under any applicable federal or state securities laws; and (x) on each day during the Equity Conditions Measuring Period, neither the Registration Statement nor the Prospectus (as defined in the Securities Purchase Agreement) nor any Prospectus Supplements (as defined in the Securities Purchase Agreement) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and such Registration Statement, such Prospectus and such Prospectus Supplements comply with all applicable securities laws as to form and substance.

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(o)               “Equity Conditions Failure” means, with respect to a particular date of determination, that on any day during the period commencing twenty three (23) Trading Days immediately prior to such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the Holder).

(p)               “Fundamental Transaction” means that (i) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) any other Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company.

(q)               “GAAP” means United States generally accepted accounting principles, consistently applied.

(r)                 “Holder Pro Rata Amount” means a fraction (i) the numerator of which is the original Principal amount of this Note on the Closing Date and (ii) the denominator of which is the aggregate original principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase Agreement on the Closing Date.

(s)                “Installment Amount” means (i) with respect to any Installment Date other than the Maturity Date, the lesser of (A) $____________[1/8 of the initial Principal Amount] plus any Deferral Amount deferred to such Installment Date subject to Section 8(d) and (B) the Principal amount then outstanding under this Note as of such Installment Date, and (ii) with respect to the Installment Date that is the Maturity Date, the Principal amount then outstanding under this Note as of such Installment Date, in each case, as any such Installment Amount may be reduced or increased pursuant to the terms of this Note, whether upon conversion, redemption or otherwise, together with, in each case of clauses (i) and (ii), the sum of any accrued and unpaid Interest as of such Installment Date under this Note and accrued and unpaid Late Charges, if any, under this Note as of such Installment Date. In the event the Holder shall sell or otherwise transfer any portion of this Note, the transferee shall be allocated a pro rata portion of each unpaid Installment Amount hereunder.

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(t)                 “Installment Date” means (A) (i) September 3, 2013 and (ii) thereafter, the first (1st) Trading Day of every subsequent calendar month through and including April 1, 2014, and (B) with respect to any Deferral Amount deferred to the Maturity Date, the Maturity Date.

(u)               “Interest Rate” means eight percent (8%) per annum, as may be adjusted from time to time in accordance with Section 2.

(v)               “Interest Shares” has the meaning ascribed to such term in the Securities Purchase Agreement.

(w)             “Make-Whole Amount” means, with respect to the applicable date of determination, an amount equal to all of the Interest that, but for the applicable conversion pursuant to Section 3, would have accrued with respect to the applicable Conversion Amount being so converted for the period commencing on the applicable Conversion Date for such conversion and ending on April 1, 2014.

(x)               “Market Price” means, for any given date, 90% of the arithmetic average of the ten (10) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and two (2) Trading Days prior immediately prior to such given date (such period, the “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transactions during such Market Price Measuring Period.

(y)               “Maturity Date” means April 1, 2016; provided, however, the Maturity Date may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default or (ii) through the date that is twenty (20) Business Days after the public announcement on a Current Report on Form 8-K of the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of this Note pursuant to Section 3 hereof, and the Conversion Amount would be limited pursuant to Section 3(d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of this Note.

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(z)                “Material Adverse Change” shall mean any set of circumstances or events which occur, arise or otherwise take place from and after the Issuance Date which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business properties, assets, financial condition, results of operations or prospects of the Company or the Company and any of Subsidiaries on a collective basis, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company to duly and punctually pay or perform any its obligations under this Note or any other Transaction Document, or (d) materially impairs or could reasonably be expected to materially impair the ability of Holder, to the extent permitted, to enforce its legal rights and remedies pursuant to this Note or any other Transaction Document.

(aa)            “New Subsidiary” means, as of any date of determination, any Person in which the Company after the Subscription Date, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(bb)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(cc)            “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd)          “Permitted Distributions” means dividends by Subsidiaries of the Company to the Company or other Subsidiaries of the Company.

(ee)            “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes; (ii) Indebtedness listed on the Disclosure Schedule to the Securities Purchase Agreement; and (iii) trade payables incurred in the ordinary course of business consistent with past practice.

(ff)             “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings and (iv) and Liens granted to the Holder and holders of the Other Notes pursuant to the Security Agreement.

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(gg)           “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(hh)           “Pre-Installment Conversion Price” means, with respect to a particular date of determination, the lower of (i) the Conversion Price then in effect and (ii) the Market Price on the Trading Day prior to the Company Installment Notice Date. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during any such measuring period.

(ii)               “Price Failure” means, with respect to a particular date of determination, the volume-weighted average of the VWAP of the Common Stock during the twenty three (23) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination fails to exceed $0.25 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Price Failure Measuring Period.

(jj)               “Principal Market” means the NYSE MKT.

(kk)           “Redemption Notices” means, collectively, the Event of Default Redemption Notices, the Company Installment Notices with respect to any Company Redemption, and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

(ll)               “Redemption Premium” means 125%.

(mm)       “Redemption Prices” means, collectively, Event of Default Redemption Prices, the Change of Control Redemption Prices, and the Company Installment Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

(nn)           “Required Holders” means the holders of Notes representing at least two-thirds of the aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Company or any of its Subsidiaries).

(oo)           “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(pp)           “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes and the Warrants, as may be amended, modified or supplemented from time to time.

(qq)           “Subscription Date” means May 23, 2013.

(rr)              “Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

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(ss)             “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(tt)              “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York City time) unless such day is otherwise designated as a Trading Day in writing by the Holder.

(uu)           “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers, trustees or other similar governing body of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(vv)           “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(ww)       “Volume Failure” means, with respect to a particular date of determination, the quotient of (x) the sum of the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on each Trading Day over the twenty three (23) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), divided by (y) twenty (23) is not less than $25,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

(xx)           “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest Closing Bid Price and the lowest Closing Sale Price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 22. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, or other similar transaction during such period.

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29.              DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company or any of its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Company or its Subsidiaries. Nothing contained in this Section 29 shall limit any obligations of the Company, or any rights of the Holder, under Section 4(l) of the Securities Purchase Agreement. Unless Holder provides written instructions to the Company to the contrary, any notice under this Note to Holder containing material non-public information shall be delivered only to the legal counsel of such Holder identified on the Schedule of Buyers to the Securities Purchase Agreement and not to the Holder unless otherwise directed in writing by such counsel.

30.              Secured Obligation. The obligations of the Company under this Note are secured by all assets of the Company and each Subsidiary pursuant to the Security Agreement, dated as of May 23, 2013 between the Company, the Subsidiaries of the Company and the Secured Parties (as defined therein).

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

Cormedix Inc.

By:
Name: Randy Milby
Title: Chief Executive Officer

Attest:

By:
Name: Richard M. Cohen
Title: Secretary

EXHIBIT I

Cormedix Inc.
CONVERSION NOTICE

Reference is made to the Subordinated Convertible Note (the “Note”) issued to the undersigned by CorMedix Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:
Aggregate Principal to be converted:
Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information:
Conversion Price:
Number of shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Holder:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)
Installment Amount(s) to be reduced (and corresponding Installment Date(s)) and amount of reduction:	_________________________________

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 2013 from the Company and acknowledged and agreed to by ________________________.

Cormedix Inc.

By:
Name:
Title:

EXHIBIT III

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[NAME OF ASSIGNEE] the within instrument of CORMEDIX, INC. and does hereby irrevocably constitute and appoint [_________] Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or Other Identifying Number of Assignee:

Dated: ______________ ____, 201_

By:
Name:
Title:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.